Exhibit 10.8

LEASE

PARNELL, INC.

AND

UCM/SREP-CORPORATE WOODS, LLC

40 CORPORATE WOODS
SUITE 1170
9401 Indian Creek Parkway
OVERLAND PARK, KANSAS 66210

STANDARD OFFICE LEASE

1.	Basic Lease Provisions (“Basic Lease Provisions”).

1.1	Parties. This Standard Office Lease (“Lease”), dated for reference purposes only, March 6, 2013, is between UCM/SREP-CORPORATE WOODS, LLC, a Delaware limited liability company (“Landlord”), and PARNELL, INC., a Delaware corporation (“Tenant”).

1.2	Premises. Suite Number 1170, eleventh (11th) floor, consisting of approximately 3,427 rentable square feet, more or less, as shown on Exhibit A hereto (the “Premises”). The mailing address of the Premises is 40 Corporate Woods, Suite 1170, 9401 Indian Creek Parkway, Overland Park. KS 66210.

1.3	Building. The building located at 9401 Indian Creek Parkway, Overland Park, Johnson County, Kansas, as defined in Paragraph 2, and known as 40 Corporate Woods (the “Building”) consisting of approximately 300,632 rentable square feet, more or less.

1.4	Use. General Office, subject to Paragraph 6.

1.5	Term. Thirty-nine (39) months commencing March 1, 2013 (“Commencement Date”), and ending May 31, 2016, subject to Paragraph 3 (the “Term”). Notwithstanding the foregoing. if the Commencement Dale, as established pursuant to Paragraph 3, is any date other than the first day of the month, the Term shall be thirty-nine (39) months, plus the partial month during which the Commencement Date occurs.

1.6	Base Rent. Payable on the first (1st) day of each month per Paragraph 4.1 in the following amounts:

Portion of Term	Base Rent Per Rentable Square Foot Annualized	Total Base Rent During Portion	Monthly Base Rent During Portion
March 1, 2013-May 31, 2013	$0.00	$0.00	$0.00
June 1, 2013-May 31, 2014	$22.50	$77,107.56	$6,425.63
June 1, 2014-May 31, 2015	$23.00	$78,821.04	$6,568.42
June 1, 2015-May 31, 2016	$23.50	$80,534.52	$6,711.21

1.7	Combined Base Allowance for Operating Expenses and Real Property Taxes. The base allowance per rentable square foot for all of the Premises for the combined cost of the annualized Operating Expenses, as defined in Paragraph 4.2(b), and the Real Properly Taxes, as defined in Paragraph 10.3, shall be the actual Operating Expenses and Real Property Taxes per rentable square foot for all of the Premises for the calendar year 2013 (the “Combined Base Allowance”).

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1.8	Base Rent Paid Upon Execution. $6,425.63, to be applied for the fourth (4th) month’s Base Rent.

1.9	Security Deposit. $20.133.63.

1.10	Tenant’s Share of Increases in Operating Expenses and Real Property Taxes. 1.1399%, as defined in Paragraph 4,2.

1.11	Parking. Tenant shall be entitled to use Tenant’s pro rata share of all parking spaces provided by Landlord for the Building, in the parking lots provided for the Building or as otherwise designated by Landlord, subject always to all applicable rules and regulations in effect from time to time and subject to Paragraph 2.2.

1.12	Listing Broker. A company affiliated with Landlord.

1.13	Cooperating Broker. NONE. A “cooperating broker” is defined as any broker other than the Listing Broker entitled to a share of any commissions/fees arising under this Lease. See Paragraph 15. Broker’s Fee.

1.14	Landlord Alterations, Improvements or Additions. Landlord will not be making alterations, improvements or additions to the Premises in conjunction with this Lease except for those items specified in Exhibit C - Work Letter, attached hereto, and the plan, if any, identified by the Work Letter. Subject to the provisions of Exhibit C - Work Letter, Tenant agrees to accept the Premises in their AS-IS condition when possession is tendered on the Commencement Date.

2.	Premises, Parking and Common Areas.

2.1	Premises. The Premises are a portion of the building identified in Paragraph 1.3 of the Basic Lease Provisions. “Building” shall include adjacent parking area used in connection therewith. The Premises, the Building, the Common Areas, as defined in Paragraph 2.3, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder within the Corporate Woods Subdivision in the City of Overland Park, Johnson County, Kansas, are herein collectively referred to as the “Office Building Project”. Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, at the Base Rent and for the other payments designated in this Lease as Additional Rent (collectively, the “Rent”) provided for herein, and upon all of the other terms and conditions set forth herein, including rights to the Common Areas as herein specified.

2.1.1	Landlord reserves the right to relocate Tenant during the Term, subject to the following conditions:

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(a)	The rentable area of the new location in the Office Building Project shall be at least equal to the Premises (subject to variation of up to ten percent (10%) provided the amount of Rent payable pursuant to Paragraph 4 of this Lease is not increased);

(b)	If the then prevailing rent per rentable square foot for the new location is higher than the Rent per rentable square foot being paid for the Premises, the Rent per rentable square foot will remain the same at the new location during the balance of the Term.

(c)	Landlord shall pay the cost of providing building standard improvements in the new location comparable to the improvements in the Premises to the reasonable satisfaction of Tenant;

(d)	Landlord shall pay the following expenses reasonably incurred by Tenant in connection with such substitution of Premises: costs of moving, building standard signage, cabling, telephone relocation and reasonable quantities of new stationery;

(e)	Landlord shall deliver to Tenant written notice of Landlord’s election to relocate Tenant, specifying the new location and the amount of Rent payable for it at least ninety (90) days prior to the date the relocation is to be effective. If the relocation of the Premises is not acceptable to Tenant, Tenant for a period of ten (10) days after receipt of Landlord’s notice to relocate, shall have the right (by delivering written notice to Landlord) to terminate this Lease effective thirty (30) days after delivery of written notice to Landlord.

2.2	Vehicle Parking. So long as Tenant is not in default, and subject to the rules and regulations attached hereto, and as established by Landlord from time to time, Tenant shall be entitled to unreserved parking in the Office Building Project for the number of automobiles specified in Paragraph 1.11 of the Basic Lease Provisions.

2.2.1	If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect with respect to vehicle parking, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as Additional Rent upon demand by Landlord.

2.3	Common Areas – Definition. The term “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary line of the Office Huilding Project that are provided and designated by Landlord from time to time lor the general non-exclusive use of Landlord. Tenant and other lessees of the Office Building Project and their invitees. As used in this (.ease, the term “invitees” means the employees, visitors, suppliers, shippers and customers of Landlord, Tenant and other lessees of the Office Building Project. The Common Areas include, but are not limited to, common entrances, lobbies, corridors, stairways and stairwells, public rest rooms, elevators, escalators, parking areas and parking spaces to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, parkways, ramps, driveways, landscaped areas, windows, air shafts, walkways, parking spaces and decorative walls.

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2.4	Common Areas - Rules and Regulations. Tenant agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project, and to cause its invitees to so abide and conform. Landlord or such other person (s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance with said rules and regulations by other lessees of the Office Building Project or their invitees.

2.5	Common Areas - Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time;

(a)	To make changes to the Building interior and exterior and the Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including, but not limited to, the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms. driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however. Landlord shall at all times provide the parking facilities required by applicable law;

(b)	To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)	To designate other land and improvements outside the present or future boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

(d)	To add additional buildings and improvements to the Common Areas:

(e)	To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project or any portion thereof; and

(f)	To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the other portions of the O ¡Tice Building Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

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3.	Term.

3.1	Term; Commencement Date. Subject to this Paragraph 3, the Term and Commencement Date of this Lease shall be as specified in Paragraph 1.5 of the Basic Lease Provisions.

3.2	Delay in Possession. Notwithstanding said Commencement Date, if for any reason possession of the Premises has not been tendered (as defined in Paragraph 3.2.1, below) to Tenant on said date and subject to Paragraph 3.2.2, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; but. in such case. Tenant shall not be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as hereinafter defined.

3.2.1	Possession Tendered - Defined. Possession of the Premises shall be deemed tendered to Tenant (“tendered”) when (1) the improvements to be provided by Landlord pursuant to Paragraph 1.14 of this Lease, if any, are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Tenant has reasonable access to the Premises, and (4) Landlord has given Tenant notice to Tenant of the occurrence of the matters described in (1), (2) and (3), above of this Paragraph 3.2.1; provided that Landlord’s notice may be given ten (10) or fewer days prior to the date on which possession is tendered.

3.2.2	Delays Caused by Tenant. There shall be no abatement of Rent to the extent of any delays caused by acts or omissions of Tenant, Tenant’s agents, employees and contractors.

3.3	Early Possession. If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay Rent for such occupancy at the rate of Rent provided for in the first twelve (12) months of the Term (exclusive of any free or reduced Rent).

3.4	Uncertain Commencement. If the Commencement Date is any date other than the date specified in Paragraph 1.5 of the Basic Lease Provisions, then Tenant and Landlord shall execute an amendment to this Lease or a letter agreement establishing the dale possession is tendered (as defined in Paragraph 3.2.1) or the actual taking of possession by Tenant, whichever first occurs, as the Commencement Date.

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4.	Rent.

4.1	Base Rent. Except as may be otherwise expressly provided in this Lease, Tenant shall pay Landlord the Base Rent set forth in Paragraph 1.6 of the Basic Lease Provisions, without offset or deduction. Tenant shall pay Landlord upon execution of this Lease the advance Base Rent described in Paragraph 1.8 of the Basic Lease Provisions. Rent for any period during the Term which is for less than one (1) month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable on the first day of each month in lawful money of the United States to Landlord. Rent shall be payable to the Landlord or to such other persons and at such places as Landlord may designate in writing from time to time; provided that until the Landlord notifies Tenant otherwise, all Rent shall be payable to:

UCM/SREP-Corporate Woods, LLC

UCM/SREP-Corporate Woods fbo UBS Re Security

DcptCH 17865

Palatine, IL 60055-7865

4.2	Increase in Operating Expenses and Real Property Taxes. Tenant shall pay to Landlord during the Term Tenant’s Share, as defined in Paragraph 4.2(a), of the combined total of all estimated increases in Operating Expenses, as defined in Paragraph 4.2(b), and Real Property Taxes, as defined in Paragraph 10.3, above the Combined Base Allowance, as defined in Paragraph 1.7 of the Basic Lease Provisions. Payments of Tenant’s Share in excess of the Combined Base Allowance are due and payable monthly on the same date as the Base Rent. Tenant’s Share of the increase may be adjusted by Landlord on a quarterly basis should the sum of the actual Operating Expenses and Real Property Taxes exceed the then current estimates of the sum thereof. Within one hundred twenty (120) days after the expiration of each calendar year, Landlord shall provide Tenant with a reasonably detailed statement showing the actual combined increase/decrease in Operating Expenses and Real Property Taxes over the Combined Base Allowance for the prior year. If payments made by Tenant pursuant to this paragraph are less than or exceed the amounts shown in any statement, then Tenant’s account will be adjusted to reflect the amounts due. All deficiencies are payable upon receipt of invoice and all credits will be applied by Landlord to the next installment of reimbursement hereunder. Concurrently, with the remittance of the prior year statement, or as soon thereafter as is reasonably possible. Landlord shall advise Tenant of the then current year’s estimates of Operating Expenses and Real Property Taxes, as well as the monthly payments due thereon. Any deficiencies in the monthly billings that may have accrued from either the commencement date of the Lease or the first day of any subsequent calendar year, shall be due and payable upon receipt by Tenant of an invoice from Landlord. Landlord’s failure to provide such statement by the date provided herein shall in no way excuse Tenant from its obligation to pay its share of costs or constitute a waiver of Landlord’s right to bill and collect such costs from Tenant in accordance with the terms of this Lease.

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(a)	“Tenant’s Share” is set forth in Paragraph 1.10 and is calculated by dividing the rentable square footage of the Premises set forth in Paragraph 1.2 by the total rentable square footage of the Building set forth in Paragraph 1.3. It is understood and agreed that the square footage figures for the Premises and the Building are approximations that Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building.

(b)	“Operating Expense(s)” is defined to include all costs incurred by Landlord, in the exercise of its reasonable discretion, attributable to the Building for:

(i)	The operation, repair, maintenance, and replacement, in a neat, clean, safe, good order and condition, of the Office Building Project, including, but not limited to, the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; and

(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunications equipment, elevators and escalators, lessee directories, fire detection systems, sprinkler systems and other equipment used in common by, or for the benefit of, occupants of the Office Building Project;

(ii)	Trash disposal, janitorial and security services;

(iii)	Any other service to be provided by Landlord that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv)	Premiums for the liability and property insurance policies (including, but not limited to, earthquake, flood and boiler and machinery insurance, if carried) maintained by Landlord;

(v)	Water, sewer, gas, electricity, and other public services supplied to the Office Building Project, unless separately metered or exclusively supplied to the Premises or to Tenant as set forth in Paragraphs 11.2 and 11.4;

(vi)	Wages, salaries and applicable fringe benefits and materials, supplies and tools, used in maintaining and cleaning the Office Building Project;

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(vii)	Maintaining and auditing accounting records and a management fee attributable to the operation of the Office Building Project of up to five percent (5%) of the Office Building Project’s gross revenue. For purposes hereof, the term “gross revenue” means the base rent and additional rent attributable to Operating Expenses received by the Landlord from all tenants in the Office Building Project.

(viii)	Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over their useful life as determined in the reasonable judgment of Landlord’s accountant (including interest on the unamortized balance as reasonably determined by Landlord’s accountant);

(ix)	Replacing equipment or improvements that have a useful life for depreciation purposes of five (5) years or less, as determined in the reasonable judgment of Landlord’s accountant, amortized over such life (including interest on the unamortized balance as reasonably determined by Landlord’s accountant); and

(x)	Replacing and/or adding any equipment, device or capital improvement to reduce operation or maintenance expenses with respcct to the Office Building Project, amortized over its useftil life as determined in the reasonable judgment of Landlord’s accountant (including interest on the unamortized balance as reasonably determined by Landlord’s accountant).

(c)	Operating Expenses shall not include replacement of equipment or improvements having a useful lile in excess of five (5) years as determined in the reasonable judgment of Landlord’s accountant unless they are the type described in Paragraph 4.2(b) (viii) or (x), in which case their cost shall he included as above provided.

(d)	Notwithstanding the calculation of Tenant’s Share and anything else set forth in this Lease, in no event shall Tenant be required to pay more than Tenant’s Share of the Building’s proportionate share of Operating Expenses not exclusively related to the Building (which Building’s proportionate share shall be calculated based on a ratio, the numerator of which is the rentable square footage of the Building and the denominator of which is the rentable square footage of all the buildings in the Office Building Project, including the Building).

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(e)	Notwithstanding any provision of this paragraph to the contrary, the Operating Expenses and the Combined Base Allowance will be calculated using the greater of ninety percent (90%) occupancy and the actual occupancy of the Building or the Office Building Project as the case may be and if the occupancy of the Building or the Office Building Project during any calendar year (including the calendar year in which the Combined Base Allowance is calculated) of the Term is less than ninety percent (90%). then Operating Expenses for such year shall be “grossed up” to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during such year if the Building and/or the Office Building Project were ninety percent (90%) occupied. Landlord shall provide in the annual statement given to Tenant in respect of increases/decreases in Operating Expenses an explanation as to how the Operating Expenses were grossed up. Only those components of Operating Expenses that are affected by variations in occupancy levels shall be grossed up, including without limitation those described in Paragraphs 4.2(b)(i), (ii), (iii). (iv), (v), (vi) and (vii).

4.3	Definition of Rent. The capitalized term “Rent”, as used in this Lease, shall mean the Base Rent plus Tenant’s Share of increases in Operating Expenses and Real Property Taxes. All payments of Rent under this Lease shall be made by Tenant without offset or deduction.

5.	Security Deposit. Tenant shall deposit with Landlord upon execution hereof the security deposit set forth in Paragraph 1.9 of the Basic Lease Provisions (the “Security Deposit”) as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Kent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease. Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days at\er written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount then required of Tenant. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or. at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) as soon as reasonably practical alter the Term expires and Tenant vacates the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If Tenant is in default under this Lease more than two (2) times in any twelve (12) month period, irrespective of whether or not such default is cured, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit shall automatically be increased by an amount equal to the greater of (i) three (3) times the original Security Deposit, or (ii) three (3) months of Base Rent, which shall be paid to landlord forthwith on demand.

6.	Use.

6.1	Use. The Premises shall be used and occupied only for the purpose set forth in Paragraph 1.4 of the Basic Lease Provisions and for no other purpose.

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6.2	Compliance with Legal and Insurance Requirements. Tenant shall, at Tenant’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

6.3	Condition of Premises.

(a)	Upon delivery of possession to Tenant the Premises shall be clean and the plumbing, lighting, air conditioning, and heating system in the Premises shall be in a good operating condition. Tenant shall promptly notify Landlord in writing of any claimed violation of the foregoing warranty, setting forth with specificity the nature of the violation. If it is determined that there has been a violation, Landlord shall promptly after receipt of such notice from Tenant, at Landlord’s sole cost, rectify such violation.

(b)	Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Office Building Project in their “as is” condition as of the date of delivery of possession of the Premises to Tenant, subject to all applicable municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Tenant’s business.

7.	Maintenance, Repairs, Alterations and Additions.

7.1	Maintenance and Repair - Landlord’s Obligations. Landlord shall maintain the Common Areas of the Office Building Project and the plumbing, heating, ventilating, air conditioning, elevator, electrical and other mechanical systems of the Building in good working order. Except as provided in Paragraph 9.5, there shall be no abatement of Rent or liability of Landlord on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Office Building Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect that would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

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7.2	Maintenance and Repair - Tenant’s Obligations. During the Term, Tenant shall take good care of the Premises and fixtures therein and maintain them in good order, condition and repair equal to the original work, ordinary and reasonable wear excepted. During the Term, Tenant shall maintain at its own expense any plumbing facilities located within the Premises serving only the Premises, except the rest rooms located in the core of the Building, in good order, condition and repair to the reasonable satisfaction of Landlord. In addition, Tenant will be obligated to perform and to pay the costs of, all maintenance and repairs to the Premises and fixtures therein other than those maintenance and repair obligations which are expressly imposed upon the Landlord under Paragraph 7.1. Without limiting the generality of the foregoing, Tenant is obligated to perform and pay for all maintenance and repairs of any supplemental heating, ventilation and air conditioning systems and other appliances required by the Tenant or its tenancy. Without limiting the foregoing, Landlord may require that any such maintenance and repairs be performed by Landlord at Tenant’s expense. Upon surrender of the Premises to Landlord, Tenant shall deliver the Premises to Landlord, broom clean, in as good order, condition and repair as they were upon delivery of possession to Tenant, ordinary and reasonable wear excepted and in compliance with the provisions of Paragraph 7.3. Alterations and Additions; Peaceable Surrender.

7.3	Alterations and Additions; Peaceable Surrender.

(a)	Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements or additions in. on or about the Premises or the Office Building Project. At the expiration of the Term, Landlord may require the removal of any or all alterations, improvements or additions made by Tenant or, whether pursuant to Exhibit C, another provision of this Lease or another agreement between Landlord and Tenant, by Landlord, and the restoration of the Premises and the Office Building Project to their prior condition, at Tenant’s expense. Should Landlord permit Tenant to make any alterations, improvements or additions. Tenant shall use only contractors expressly approved by Landlord. In addition. Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, with a lien and completion bond in an amount equal to one and one half (1.5) times the estimated cost of such improvements, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Such contractors shall carry liability insurance of a type and in such reasonable amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds. Before commencing the work, such contractors shall furnish Landlord with certificates of insurance evidencing such coverage and with evidence of recording of a fully executed waiver of mechanics’ liens. Tenant shall also maintain a policy of Builder’s Risk for such work. Should Tenant make any alterations, improvements or additions without the prior approval of Landlord, or use a contractor not expressly approved by Landlord. Landlord, at any time during the Term, may require that Tenant remove any part or all of such work and restore the Premises to its prior condition.

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(b)	Tenant shall present any alteration, improvement or addition in or about the Premises or the Office Building Project that Tenant desires to make to Landlord in written form, with proposed detailed plans. If Landlord consents to such alteration, improvement or addition, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from the applicable government agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.

(c)	Tenant shall pay, when due. all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, the Building or the Office Building Project, or any interest therein.

(d)	Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises by Tenant. Unless hereafter expressly agreed by Landlord in writing. Tenant shall not be the agent of Landlord for the purposes of making or contracting for making, or supplying any materials for, any alterations, improvements or additions in or about the Premises or the Office Building Project and Landlord shall have the right to notify third parties that Tenant is not the Landlord’s agent for any of such purposes and to post notices of non-responsibility and of the lack of agency in or on the Premises or the Building. If Tenant, in good faith, contests the validity of any lien, claim or demand regarding the work, then Tenant shall, at its sole expense, defend itself and Landlord and Landlord’s agents against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or Landlord’s agents or the Premises or the Building or the Office Building Project, upon the condition that if Landlord shall require. Tenant shall furnish to Landlord, within fifteen (15) days from Landlord’s notice, a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord and Landlord’s agents against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition. Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action if Landlord decides it is in Landlord’s best interest to participate.

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(e)	All alterations, improvements and additions made by Tenant shall be done in a good, workmanlike, manner with good quality materials and shall become upon installation the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term, unless Landlord requires their removal pursuant to Paragraph 7.3(a). Any trade fixtures installed and paid for by Tenant may, in the event Tenant is not in default under this Lease, be removed by Tenant during the Term and shall upon demand by Landlord be removed upon expiration of the Term. Tenant shall in all events promptly repair any damage caused by removal of trade fixtures.

(f)	‘Tenant shall provide Landlord with as-built plans and specifications for any alterations, improvements or additions.

(g)	Except to the extent. If any, provided otherwise under Exhibit C, Tenant shall pay for all redecoration, remodeling, painting, doors, sprinkler systems, alterations, improvements and additions of, in or to the Premises desired by Tenant which are approved by Landlord. Tenant shall also pay for the repair and maintenance during the Term of all special equipment or other improvements installed in or to serve the Premises, including, but not limited to. telephone and other communications equipment, supplemental air handling units, sprinkler systems, dishwashers, icemakers, disposals, showers, sinks, commodes, parquet, ceramic tile or stone floors, glass walls, doors or sidelights and other similar equipment or improvements.

(h)	Upon Tenant surrendering possession of the Premises to Landlord, if any property remains in or on the Premises, other than any required to remain under Paragraph 7.3(e), at Landlord’s option, such property shall be deemed to be abandoned by Tenant and shall become the property of Landlord, as though it had been conveyed by Tenant to Landlord as of the date Tenant surrendered possession of the Premises to Landlord, even if the Term has not ended, by an appropriate bill of sale with full warranties of title, free and clear of all liens and encumbrances, and Tenant hereby authorizes Landlord to immediately lake possession of all such property without notice to Tenant and to remove such property or any portion of it from the Premises or make such other disposition of such property or any portion of it as Landlord may desire, all without any liability u> Tenant for compensation or damages. Landlord’s rights hereunder include, but are not limited to the right to sell or otherwise dispose of such property in any manner, including, but not limited to the right to deliver possession of all or any portion of such property to any person or firm which claims to own or hold a lien on any such property without liability for compensation or damages to Tenant, or to any other person or firm which may claim to own or hold a lien on such property. All proceeds, if any, realized by Landlord in disposing of such property shall be retained by Landlord as being Additional Kent, to compensate Landlord for having to dispose of such property, but such proceeds shall not reduce Tenant’s obligation to reimburse Land lord for all costs, incurred by Landlord in disposing of such property. Tenant hereby agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses incurred in connection with or incident to any removal, exercise or dominion over and/or disposition of such properly by Landlord, without limitation, including, but not limited to reasonable attorney fees, resulting from any action taken, or not taken by Landlord with regard to any such property. In any such event. Tenant shall reimburse Landlord on demand Tor all costs and expenses incurred by Landlord in removing such property from the Premises, all costs of restoring the Premises to its required condition and all costs, including reasonable attorney fees, if any, incurred by 1,and lord because of any breach of the above warranties of title. The terms and provisions of this Paragraph 7.3 shall survive the expiration or other termination of the Term.

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7.4	Utility Additions. Landlord reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Landlord or Tenant, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises.

7.5	Americans with Disabilities Act.

(a)	The provisions of this Paragraph 7.5(a) will apply only if I, and lord will not be making alterations, improvements or additions to the Premises in conjunction with this Lease.

Tenant acknowledges that Landlord will not be making any alterations, improvements or additions to the Premises under this Lease. In establishing the Rent under this Lease Landlord has relied on the agreement between Tenant and Landlord that Landlord will not be required to make any alterations, improvements or additions to the Premises.

Landlord has made no representation to Tenant that the Premises comply with or will comply with Title III of the Americans with Disabilities Act of 1990 and government regulations promulgated thereunder (the “Act”). Tenant agrees to and shall be responsible for all cost and expense incurred in connection with any alterations, improvements and changes necessary to ensure compliance with the Act. It is the intent of this paragraph that any alterations, improvements or additions required by the Act with regard to the Premises, whether resulting from amendments to the Act or otherwise shall be the sole responsibility of Tenant. Tenant covenants and agrees to and docs hereby indemnify, defend and hold Landlord harmless from and against all liability (including, without limitation, attorneys’ fees and court costs) that Landlord may actually sustain by reason of Tenant’s breach of its obligations under this paragraph. In the event that Tenant fails to comply with its obligations under this paragraph for a period often (10) days alter written notice from Landlord to Tenant specifying the action required to be taken. Landlord shall have the right, but not the obligation, to enter into the Premises and perform such action on behalf of Tenant. In such event. Landlord shall not be liable for and Tenant hereby waives any and all claims against Landlord arising out of any damage or injury to the Premises or any property situated therein and Landlord shall have no liability to Tenant for any interruption of Tenant’s operations conducted in or about the Premises. Any and all costs and expenses incurred by Landlord in performing such action on behalf of Tenant shall be reimbursed by Tenant to Landlord upon demand and the failure to do so shall, at the option of Landlord, constitute an event of default under this Lease.

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(b)	The provisions of this Paragraph 7.5(b) will apply only if Landlord will be making alterations, improvements or additions to the Premises in conjunction with this Lease.

Landlord covenants and agrees that all alterations, improvements and additions to the Premises constructed by Landlord pursuant to the terms and provisions of this Lease shall be constructed so as to comply with any requirements applicable to such alterations, improvements or additions for accessibility and barrier removal mandated by Title III of the Americans with Disabilities Act of 1990 and government regulations promulgated thereunder (the “Act”) as in effect as of the date on which Tenant lakes possession of the Premises. Landlord and Tenant acknowledge that such requirements may or may not apply to such alterations, improvements or additions to the Premises as of such date depending upon, among other things: (i) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (ii) whether such requirements are “readily achievable” and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.” Tenant covenants and agrees that all alterations, improvements and additions to the Premises constructed by Tenant, whether prior to or after the date Tenant takes possession of the Premises, shall be constructed in accordance with the Act. In the event that, subsequent to the date Tenant takes possession of the Premises, Tenant requests Landlord to perform any alterations, improvements or additions to the Premises, whether by virtue of expansion, extension or otherwise or changes in Tenant’s business trigger requirements of the Act, Tenant agrees to and shall be responsible for all cost and expense incurred in connection with any alterations, improvements or additions necessary to ensure compliance with the Act. It is the intent of this paragraph that any additional alterations, improvements or additions required by the Act with regard to the Premises after the date Tenant takes possession of the Premises, whether resulting from amendments to the Act or otherwise, shall be the sole responsibility of Tenant. Tenant covenants and agrees to and does hereby indemnify, defend and hold Landlord harmless from and against all liability (including, without limitation, attorneys’ fees and court costs) that Landlord may actually sustain by reason of Tenant’s breach of its obligations under this paragraph. In the event that Tenant fails to comply with its obligations under this paragraph for a period often (10) days after written notice from Landlord to Tenant specifying the action required to be taken. Landlord shall have the right, but not the obligation, to enter into the Premises and perform such action on behalf of Tenant. In such event, Landlord shall not be liable for and Tenant hereby waives any and all claims against Landlord arising out of any damage or injury to the Premises or any property situated therein and Landlord shall have no liability to Tenant for any interruption of Tenant’s operations conducted in or about the Premises. Any and all costs and expenses incurred by Landlord in performing such action on behalf of Tenant shall be reimbursed by- Tenant to Landlord upon demand and the failure to do so shall, at the option of Landlord, constitute an event of default under this Lease.

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8.	Insurance; Indemnity.

8.1	Liability Insurance - Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force during the Term a policy of Commercial General Liability Insurance with Broad Form General Liability Endorsement, or equivalent, in an amount of not less than $2,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Landlord and shall insure Tenant with Landlord and Landlord’s asset manager and property manager (as such asset manager and property manager are designated by Landlord from time to time) as additional insureds against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Tenant hereunder.

8.2	Liability Insurance - Landlord. Landlord shall obtain and keep in force during the Term a policy of Commercial General Liability Insurance, plus coverage against such other risks as Landlord deems advisable from time to time, in such amounts as Landlord deems advisable from time to time, insuring Landlord, but not Tenant, against liability arising out of the ownership, use. occupancy or maintenance of the Office Building Project.

8.3	Property Insurance - Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force during the Term for the benefit of Tenant, fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, equipment and tenant improvements.

8.4	Property Insurance - Landlord. Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Tenant’s personal property, fixtures, equipment or tenant improvements, in such amounts as Landlord deems appropriate from time to time providing protection against ail perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable from time to time or may be required by a lender having a lien on the Office Building. Such insurance may include earthquake, flood and boiler and machinery insurance. In addition. Landlord may obtain and keep in force, during the Term of this Lease, rental value insurance, with loss payable to Landlord, which insurance may also cover Operating Expenses and Real Estate Taxes. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required by Paragraphs 8.2 and 8.4 shall contain such deductibles as Landlord or the aforesaid lender may determine. In the event that the Premises shall suffer an Insured Loss as defined in Paragraph 9.1(e). the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the properly insurance premium for the Office Building Project over what it was immediately prior to the commencement of the Term of this Lease if the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

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8.5	Insurance Policies. Unless otherwise agreed in writing by the Landlord, at least thirty (30) days prior to the Commencement Date of this Lease, Tenant shall deliver to Landlord copies of the insurance policies required under Paragraphs 8.1 and 8.3 or, if permitted by Landlord, certificates of insurance in a form acceptable to Landlord, in either case evidencing the existence of insurance coverages in the amounts and of the types Tenant is required to carry by this Lease and that the same are already or will be in effect no later than the Commencement Date. Such policies or certificates shall contain endorsements (a) whereby the insurer agrees not to cancel, non-renew, or materially alter the policy(ies) without at least thirty (30) days’ prior written notice to Landlord and (b) naming the additional insureds required under Paragraph 8.1. Tenant shall, at least thirty (30) days prior to the expiration of each policy, furnish Landlord with a copy of the policy or a certificate in a form acceptable to Landlord evidencing the renewal thereof and containing the above endorsements. If Tenant provides a certificate Landlord may at any time thereafter require Tenant to provide Landlord with a copy of the policy. The policies shall be issued by insurers having a rating of A+10 or belter in Best’s Key Rating Guide, who are admitted carriers in the stale where the Office Building Project is located. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.

8.6	Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other (and Landlord’s asset manager and property manager) and waive their entire right of recovery against the other (and Landlord’s asset manager and property manager), for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees, 11’necessary, all property insurance policies required under this Lease shall be endorsed to so provide.

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8.7	Indemnity. Tenant shall indemnify and hold harmless Landlord and its officers, directors, shareholders, employees, contractors, servants and/or agents from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant’s use of the Office Building Project, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or ¡my of Tenant’s agents, contractors, employees, or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including, but not limited to, the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceedings be brought against Landlord by reason of any such matter. Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Such indemnification obligation shall include damages or claims for damages resulting from Landlord’s ordinary’ negligence, but excluding those damages caused by any willful act or omission or gross negligence of Landlord. Landlord need not have first paid any such claim in order to be so indemnified. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons, in. upon or about the Office Building Project arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Paragraph 8.7 shall survive the expiration or termination of this Lease.

8.8	Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such damage or injury is caused by or results from (a) fire, accident or occurrences or conditions in or upon the Premises or the Building: (b) inconvenience or annoyance arising from the necessity of repairing any portion of the Building or the Premises; (c) the interruption for any reason in the use of the Premises; or (d) the termination of this Lease by reason of the destruction of the Premises or the Building in which it is situated. This limitation shall include, but not be limited to. such claims for damage resulting from (i) any defect or shortcoming in or failure of plumbing, heating or air conditioning or ventilation systems, elevators, electric wiring or installation thereof, water pipes, stairs, railings of walks; (ii) any equipment or appurtenances becoming out of repair, (iii) the bursting, leaking or running of any tubing, radiant panel, fire sprinkler system, electric fixture, valve, fitting, tank, washstand. water closet, waste pipe, drain or any other pipe or tank or any other water and/or moisture related release and/or condition and any and all consequences and/or conditions relating from same, upon or about the Premises of the Building; (iv) the backing up of any sewer pipe or downspout; (v) the escape of steam, hot or cold water; (vi) water, snow or ice being upon or coming through the roof of the Building or any other place upon or near the Premises; (vii) the failing of any fixture, brick, plaster or stucco; (vii) broken glass; (ix) any act or omission of cotenants or other occupants of the Building; (x) the exercise of any rights by Landlord under this Lease; or (xi) any act or omission of parties other than Landlord, its employees, agents, officers, directors, shareholders and servants. Notwithstanding the provisions of Paragraphs 8.7 and 8.8 hereof, if Landlord, its officers, directors, shareholders, employees, contractors, servants and/or agents are found liable to Tenant or any person or entity claiming under it. Landlord’s liability, as well as that of its officers, directors, shareholders, employees, contractors, servants and/or agents, shall be limited to Landlord’s interest in the Building in which the Premises are located, and Tenant and those claiming under it shall not be entitled to sue Landlord or pursue any other property of Landlord, its officers, directors, shareholders, employees, contractors, servants and/or agents.

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8.9	No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified in this Paragraph 8 are adequate to cover Tenant’s properly or obligations under this Lease.

9.	Damage or Destruction.

9.1	Definitions.

(a)	“Premises Damage” shall mean damage or destruction of the Premises to any extent.

(b)	“Premises Building Partial Damage” shall mean damage or destruction of the Building of which the Premises are a part to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

(c)	“Premises Building Total Destruction” shall mean damage or destruction of the Building of which the Premises are a part to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

(d)	“Office Building Project Total Destruction” shall mean damage or destruction of the buildings in the Office Building Project to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of all of the buildings in the Office Building Project.

(e)	“Insured Loss” shall mean damage or destruction caused by an event required to be covered by the insurance described in Paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

(f)	“Replacement Cost” shall mean the amount of money necessary to be spent to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by tenants of the Office Building Project.

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9.2	Premises Damage; Premises Building Partial Damage.

(a)	Insured Loss: Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is an Insured Loss and that falls into the classification of either Premises Damage or Premises Building Partial Damage and that does not fall into the classification of Premises Building Total Destruction or Office Building Project Total Destruction, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord’s expense, repair such damage (but not Tenant’s fixtures, equipment or tenant improvements originally paid for by Tenant) to its condition existing at the lime of the damage, and this Lease shall continue in full force and effect.

(b)	Uninsured Loss: Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage that is not an Insured Loss and that falls into the classification of Premises Damage or Premises Building Partial Damage, and that does not tall into the classification of Premises Building Total Destruction or Office Building Project Total Destruction, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant’s expense), which damage prevents Tenant from making substantial use of the Premises, Landlord may at Landlord’s option either (i) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

9.3	Premises Building Total Destruction; Office Building Project Total Destruction. Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage, whether or not it is an Insured Loss, that falls into the classification of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Landlord may at Landlord’s option either (i) repair such damage or destruction as soon as reasonably possible at Landlord’s expense (to the extent the required materials and labor arc readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant’s fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord’s intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

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9.4	Damage Near End of Term.

(a)	Subject to Paragraph 9.4(b), if at any time during the last twelve (12) months of the Term of this Lease there is Premises Damage. Landlord may at Landlord’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

(b)	In the event that Tenant has an option to extend or renew this Lease that has not expired. Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence during the last twelve (12) months of the Term of an Insured Loss that falls into the classification Premises Damage. If Tenant duly exercises such option during said twenty (20) day period, the provisions of Paragraph 9.4(a) shall not apply. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord’s option terminate and cancel this Lease as of the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

9.5	Abatement of Kent; Tenant’s Remedies.

(a)	In the event Landlord repairs or restores the Building or Premises pursuant to the provisions of this Paragraph 9, and any part of the Premises is not usable (including loss of use due to loss of access or essential services), the Rent payable hereunder (including Tenant’s Share of increases in Operating Expenses and Real Property Taxes) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence or willful misconduct of Tenant, and (2) such abatement shall only be to the extent the operation and profitability of Tenant’s business as operated from the Premises are adversely affected. Except for said abatement of Rent, if any. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b)	If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within six (6) months after such occurrence, Tenant may at Tenant’s option cancel and terminate this Lease by giving Landlord written notice of Tenant’s election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

(c)	Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including, but not limited to, the approval or execution of plans and specifications if required.

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9.6	Termination - Advance payments. Upon termination of this Lease pursuant to this Paragraph 9. an equitable adjustment shall be made concerning advance Rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of the Security Deposit as has not theretofore been applied by Landlord.

9.7	Waiver. Landlord and Tenant waive the provisions of any statute relating to termination of leases when leased properly is destroyed and agree that such event shall be governed by the terms of this Lease.

10.	Real Property Taxes.

10.1	Payment of Taxes. Landlord shall pay the Real Properly Taxes (as defined in Paragraph 10.3) applicable to the Office Building Project, subject to payment by Tenant for Tenant’s Share of such taxes in accordance with the provisions of Paragraph 4.2, except as otherwise provided in Paragraph 10.2.

10.2	Additional Improvements. Tenant shall not be responsible for paying any increase in any portion of the Real Property Taxes specified in the lax assessor’s records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Landlord for the exclusive enjoyment of any other lessee. Tenant shall, however, pay to Landlord in accordance with Paragraph 4.2 the entirety of any increase in Real Properly Taxes to the extent assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant’s request.

10.3	Definition of “Real Property Taxes.” As used herein, the term “Real Property faxes” shall include, to the extent attributable to the Building, any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any municipality, city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Office Building Project or in any portion thereof, as against Landlord’s right to rent or other income therefrom, and as against Landlord’s business of leasing the Office Building Project. Real Property faxes shall also include, to the extent attributable to the Building, any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, or as a supplement to any lax, fee, levy, assessment or charge included within the definition of Real Properly Taxes or (ii) that is imposed as a result of a change of ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge included within the definition or real property tax by reason of such change of ownership, or (iii) that is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

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10.4	Joint Assessment. If the improvements or properly, the taxes for which are to be paid separately by Tenant under Paragraph 10.2 or 10.5 are not separately assessed. Tenant’s portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information (which may include the cost of construction) as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive. If the Building is not separately assessed from the Office Building Project, then an assessment for the Building shall be reasonably determined by Landlord, and Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

10.5	Personal Property Taxes.

(a)	Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

(b)	If any of Tenant’s said personal properly shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the taxes attributable to Tenant as Additional Rent within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

11.	Utilities; Janitorial Service.

11.1	Services Provided by Landlord. Landlord shall provide healing, ventilation, and air conditioning service as reasonably required, reasonable amounts of electricity for normal lighting and office machines (including typewriters, printers, calculating machines, copy machines, personal computers and other machines of similar low- electrical consumption, but always exclusive of electricity required for any item of electrical equipment which singularly consumes more than .25 kilowatts per hour at rated capacity or requires voltage other than 120 volts single phase), water for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. Landlord shall provide janitorial service in accordance with the general cleaning specifications attached as Exhibit I).

11.2	Payment for Services to Tenant. In addition to the Base Rent, Tenant shall pay for all water, gas, electricity, heat, light, power, telephone and other utilities and services specially or exclusively supplied or metered exclusively to the Premises or to Tenant, which payments shall be made within ten (10) days of receipt by Tenant of an invoice from Landlord. If at any time or from time to time Tenant requires, requests or obtains any additional work or services of any type in excess of those required to be supplied by Landlord, or if Tenant installs or causes Landlord to install any floor covering, lighting or other improvements which require any special care or treatment. Landlord may furnish such additional work or service to Tenant upon reasonable notice, and Tenant shall pay to Landlord all additional costs associated therewith, including a reasonable administrative or overhead charge by Landlord, as Additional Rent, upon being billed therefor and the costs of such additional work or services billed directly to Tenant shall be excluded from Operating Expenses.

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11.3	Hours of Service. Said services and utilities shall he provided during generally accepted business days and hours as reasonably determined by Landlord. Utilities and services required at other times shall be subject to advance request and reimbursement by Tenant to Landlord of the cost thereof.

11.4	Excess Usage by Tenant. Tenant shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including, but not limited to, security services, over standard office usage for the Office Building Project. Tenant shall reimburse Landlord for any excess expenses or costs that may arise out of a breach of this Paragraph 11.4. Landlord may cause the Premises to be separately metered or submetered, and from time to time. Landlord may at its option, cause a qualified electrical engineer or consultant to make an electrical usage analysis of the Premises, all at Tenant’s cost, which costs shall be due and payable to Landlord upon demand as Additional Rent. If Tenant’s electrical usage as determined cither by metering, submetering or an electrical usage survey exceeds the normal electrical usage to be provided by Landlord hereunder. Tenant shall pay to Landlord monthly as Additional Rent the entire cost of providing such excess electricity in accordance with Paragraph 11.2.

11.5	Interruptions. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord’s reasonable control or due to cooperation with governmental request or directions.

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11.6	Alternative Electric Service Provider. Landlord has advised Tenant that presently Kansas City Power & Light Company (“Electric Service Provider”) is the utility company selected by Landlord to provide electric service for the Building. Notwithstanding the foregoing, if permitted by law. Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies providing electric service (each such company shall hereafter be referred to as “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord. Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric feeder lines, risers wiring and any other machinery within the Premises. Should Landlord elect to supply the electricity used or consumed in the Premises, Tenant agrees to purchase and pay for the same as Rent at the applicable rates filed by Landlord with the proper regulatory authority. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease.

12.	Assignment and Subletting.

12.1	Landlord’s Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein (each of which actions is hereafter referred to as a “transfer”), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance and any attempt to do so without such consent shall be voidable at Landlord’s election. In no event will Tenant be permitted to assign or sublet the Premises or any part thereof to another tenant in the Office Building Project.

12.2	Tenant’s Application. If Tenant desires at any time to transfer this Lease (which transfer shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof. Tenant shall submit to Landlord at least sixty (60) days prior to the proposed effective date of the transfer or sublease (“Proposed Effective Date”), in writing:

(a)	A notice of intent to transfer or sublease, setting forth the Proposed Effective Date, which shall be no less than sixty (60) days nor more than ninety (90) days after the sending of such notice;

(b)	The name of the proposed transferee or subtenant:

(c)	The nature of the proposed transferee’s or subtenant’s business to be carried on in the Premises;

(d)	The terms and provisions of the proposed transfer or sublease:

(e)	Such information as Landlord may request concerning the proposed transferee or subtenant, including recent financial statements and bank references; and

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(f)	Evidence satisfactory to Landlord that the proposed transferee (if the transfer involves a transfer of possession) or subtenant will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the transfer or sublease agreement.

12.3	Landlord’s Options. Landlord shall have the right, to be exercised by giving notice to Tenant within thirty (30) days after receipt of Tenant’s above-described notice and such further financial information as may be requested by Landlord, together with the lees required under Paragraph 12.7, to (i) terminate this Lease and recapture the portion of the Premises described in Tenant’s notice, (ii) approve the transfer or sublease application, or (iii) reject the application for transfer or sublease. If notice of termination is given by Landlord, it shall serve to cancel and terminate this Lease with respect to such portion of the Premises; provided, however, that such termination shall be subject to the written consent of any mortgagee of Landlord. The effective date of such cancellation shall be as specified in Landlord’s notice of termination. If this Lease is canceled pursuant to the foregoing with respect to only a portion of the Premises, the Rent required under this Lease shall be adjusted proportionately based on the square footage retained by Tenant and the square footage leased by Tenant hereunder immediately prior to such recapture and cancellation, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord so recaptures a portion of the Premises, it shall construct and erect as its sole cost such partitions as may be required to sever the space retained by Tenant from the space recaptured by Landlord. Landlord may, without limitation, lease the recaptured portion of the Premises to the proposed subtenant or transferee without liability to Tenant. If Landlord elects to terminate this Lease and recapture the portion of the Premises described in Tenant’s notice (“Terminated Premises”), Landlord shall also be granted by Tenant, without charge, such rights of access to the ‘Terminated Premises as was proposed to be given to the proposed subtenant and as is reasonable and necessary to permit occupancy of the Terminated Premises.

12.4	Approval Procedure. If Landlord approves a transfer or sublease. Tenant shall, prior to the Proposed Effective Date, submit to Landlord an executed original of the transfer or sublease agreement for execution by Landlord on the signature page alter the words “the foregoing is hereby consented to.” No purported transfer or sublease shall be deemed effective as against Landlord and no proposed transferee or subtenant shall take occupancy unless such document is so executed by Landlord.

12.5	Required Provisions. Any and all transfer or sublease agreements shall:

(a)	Contain such terms as are described in Tenant’s notice under Paragraph 12.2 or as otherwise agreed by Landlord;

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(b)	Prohibit further transfers or subleases without Landlord’s consent under this Paragraph 12:

(c)	Impose the same obligations and conditions on the transferee or subtenant as are imposed on Tenant by this Lease (except as to Rent and Term or as otherwise agreed by Landlord);

(d)	He expressly subject and subordinate to each and every provision of this Lease;

(e)	1 lave a term that expires on or before the expiration of the Term of this Lease;

(f)	Provide that Tenant and/or transferee or subtenant shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the transfer or sublease; and

(g)	Contain Tenant’s acknowledgment that Tenant remains liable under this lease notwithstanding the transfer or sublease.

12.6	Transfer of Sublease Profit. Any sums or other economic consideration received by Tenant directly or indirectly in connection with any transfer or sublease (except to the extent of commissions paid by Tenant to a licensed real estate broker at prevailing rates and leasehold improvement costs incurred by Tenant) which exceed in the aggregate the sums which Tenant is obligated to pay Landlord hereunder (prorated to reflect obligations allocable to the portion of the Premises transferred or sublet) shall be payable to Landlord as Additional Rent under this Lease. Within fifteen (15) days after written request by Landlord, Tenant shall at any time, and from time to time, certify to Landlord the amount of all such sums or other economic consideration received.

12.7	Fees for Review. Tenant shall pay to Landlord or Landlord’s designee, together with the application described in Paragraph 12.2, a non refundable fee as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction, in the amount of Five Hundred Dollars ($500.00). In addition to such reimbursement, if Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord all attorneys’ fees incurred by Landlord in connection therewith. Tenant shall pay such attorneys’ fees to Landlord within thirty (30) days after written request.

12.8	No Release of Tenant. No consent by Landlord to any transfer or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, transfer or subletting. Landlord’s consent to any transfer or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express prior written consent to any other transfer or subletting. The acceptance by Landlord of payment from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent transfer or sublease, or be a release of Tenant from any obligation under this Lease.

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12.9	Assumption of Obligations. Each transferee of this Lease shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term of this Lease. No transfer shall be binding on Landlord unless the transferee or Tenant delivers to Landlord a counterpart of the instrument of transfer which contains a covenant of assumption by the transferee satisfactory in substance and form to Landlord, consistent with the above requirements. The failure or refusal of the transferee to execute such instrument of assumption shall not release or discharge the transferee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any subtenant, it being the obligation of Tenant to administer the terms of its sublease.

12.10	Deemed Transfers. If Tenant is a nonpublicly traded corporation, or is an unincorporated association or partnership, the transfer, sale, exchange, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed to be a transfer of this Lease and shall be subject to the provisions of this Paragraph 12.

12.11	Assignment by Operation of Law. No interest of Tenant in this Lease shall be assignable by operation of law.

12.12	Assignment of Sublease Rents. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application, may collect such rents and apply same toward Tenant’s obligations under this Lease, except that, until the occurrence of an act of default by Tenant, Tenant shall have the right and license to collect such rents.

13.	Default; Remedies.

13.1	Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a)	The breach by Tenant of any of the provisions of Paragraphs 7.3(a), (b) or (d) (Alterations and Additions), 12.1 (Assignment and Subletting), 16 (Estoppel Certificates), 25 (Vacation), 30.2 (Subordination), 33 (Auctions, Other Sales and Cessation of Business), or 41.1 (Easements), all of which are hereby deemed to be non-curable defaults without the necessity of any notice by Landlord to Tenant thereof.

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(b)	The failure by Tenant to pay Rent or make any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days. In the event that Landlord serves Tenant with a notice regarding such nonpayment pursuant to any applicable summary eviction statute, such notice shall also constitute the notice required by this paragraph.

(c)	The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in Paragraphs 13.1 (a) and (b) where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) days and thereafter diligently pursues such cure to completion; provided, however, in no event shall such cure period extend beyond sixty (60) days. To the extent permitted by law, such thirty (30) day notice shall constitute the sole notice required to be given to Tenant under any applicable summary eviction statute.

(d)	(i) The making by Tenant of any arrangement or assignment for the benefit of creditors; (ii) Tenant becoming a “debtor” as defined in the Bankruptcy Code or any successor statute, (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days, all of which are hereby deemed to be non-curable defaults without the necessity of any notice by Landlord to Tenant thereof.

(e)	The existence of materially false information in any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of any of Tenant’s obligations hereunder, all of which are hereby deemed to be non-curable defaults without the necessity of any notice by Landlord to Tenant thereof.

(f)	The default by Tenant or any guarantor of Tenant under this Lease under any other lease with Landlord.

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13.2	Remedies. In the event of any default of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default, do one or more of the following:

(a)	Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the Term after the time of such award exceeds the amount of Rent loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord pursuant to Paragraph 15, applicable to the unexpired Term of the Lease. No payment by Tenant after termination of this Lease following a default by Tenant shall reinstate the Lease. Neither shall the receipt and retention of any such payment by Landlord reinstate the Lease.

(b)	Without terminating this Lease, re-enter and take possession of the Premises or any part thereof and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, and relet the Premises, or any part thereof, in Landlord’s or Tenant’s name, but for the account of Tenant. In such event. Tenant shall in no manner be relieved from liability for payment of Rent covering the balance of the Term of this Lease, and Landlord’s retaking shall not be considered an acceptance of the Premises nor a manifestation of an intent to terminate this Lease.

(c)	Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(d)	Whenever not prohibited by the law of the state in which the Premises are located, if Tenant shall default in the payment of the rent herein reserved or in the payment of any other sums due hereunder by Tenant, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for said rent and said other sums; and to sign for Tenant an agreement for entering in any competent court an action or actions for the recovery of said rental and other sums; and in said suits or in said action or actions to confess judgment against Tenant for all or any part of said rental and aid other sums, including, but not limited to, the amounts due from Tenant to Landlord under Paragraphs (a), (b), and/or (c) above; and for interest and costs, together with attorneys’ fees for collection, of five percent (5%) of said amount, but in no event less than $5,000. Such authority shall not be exhausted by any one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and other sums shall fall due or be in arrears and such powers may be exercised, as well, after the expiration of the initial Term of this Lease, during any extension or renewal thereof and after the expiration of any extension or renewal thereof.

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(e)	Whenever not prohibited by the law of the state in which the Premises are located, when this Lease and the Term or any extension or renewal thereof shall have been terminated on account of a default by Tenant, or when the Term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for an attorney for any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court action in ejectment and judgment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this Lease shall be sufficient warrant; thereupon if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced, it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right, for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or Tenant’s right of possession as hereinbefore set forth, to bring one or more further action or actions are hereinbefore set forth to recover possession of the Premises and confess judgment as hereinbefore provided.

(f)	To require Tenant to pay immediately the rent reserved for the entire unexpired portion of the Term of this Lease, as if such rent were payable in advance, and to confess judgment therefore against Tenant as provided in Paragraph (d) above, it being understood and agreed by both Landlord and Tenant that these sums shall represent liquidated damages, since Landlord’s actual damages would be difficult to calculate.

(g)	Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

13.3	Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

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If Landlord fails to cure any such default within the time periods set forth above, Tenant’s sole remedies will be to commence an action against Landlord (i) seeking specific performance of the obligation or obligations hereunder with respect to which Landlord is in default if Tenant does not have an adequate remedy at law, or (ii) seeking recovery of actual damages (but excluding any punitive and consequential damages) incurred by Tenant as the direct result of Landlord’s default. Tenant will not be entitled to any right of deduction, offset, self-help or any right to terminate this Lease as a result of any uncured default hereunder by Landlord.

13.4	Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount, but not to exceed the maximum late charge permitted by law in the jurisdiction where the Office Building Project is located. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

13.5	Interest on Past-Due Obligations. Any amount not paid by Tenant to Landlord when due shall bear interest from the date due at the maximum rate then allowable by law, except that interest shall not be payable on any late charge and interest on any amount upon which a late charge is payable shall not commence to accrue until thirty (30) days after the dale due. Payment of interest shall not excuse or cure any default by Tenant.

13.6	Application of Past-Due Payments. It is understood and agreed by Tenant that Landlord’s acceptance of any Rent payments from Tenant that represent less than all Rent arrearages due and owing from Tenant to Landlord shall be credited to Tenant’s account in the order and manner deemed appropriate solely at the discretion of Landlord, and such acceptance shall not excuse or cure any default by Tenant.

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14.	Condemnation. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project is taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after the condemning authority shall have taken possession, to terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that Base Rent and Tenant’s Share of increases in Operating Expenses and Real Property Taxes shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of Rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Tenant. For that purpose, the cost of such improvements shall be amortized over the original Term of the Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

15.	Broker’s Fee.

(a)	Subject to the execution of this Lease by both parties. Landlord shall pay to the Listing Broker a tee as set forth in a separate agreement between Landlord and the Listing Broker.

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(b)	Except that Landlord discloses that CBRE Group, Inc., Jones Lang LaSalle, Inc. and Reece Commercial had contact with Landlord purportedly on behalf of Tenant for a possible lease, each of Landlord and Tenant represents and warrants to the other that neither has had any dealing with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in Paragraphs 1.12 and 1.13) in connection with the negotiation of this Lease or the consummation of the transaction contemplated hereby other than Listing Broker, which is acting in this transaction solely as agent for Landlord (even if there is no Cooperating Broker involved in this transaction). Tenant hereby agrees to indemnify and hold Landlord harmless from and against any costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any person, firm, broker or finder by virtue of having had a contract with Tenant which provides for such compensation; provided that Tenant will not be responsible for paying any commission or other compensation to CBRE Group. Inc., Jones Lang LaSalle, Inc.. Reece Commercial or the Listing Broker by reason of any dealings or actions of Landlord or the Tenant. The provisions of this paragraph shall survive the termination of this Lease Term.

16.	Estoppel Certificates.

(a)	Each party (as “responding party”) shall at any time upon not less than ten (10) days prior written notice from the other party (“requesting party”) execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in lull force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dale to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Office Building Project or of the business of Tenant. At Landlord’s request, the estoppel certificate shall be addressed to any lender or assignee of Landlord and shall contain the provisions contained in Exhibit F, or such other provisions as may be requested by Landlord’s lender or assignee.

(b)	At the requesting party’s option, the responding party’s failure to deliver such statement within such time shall be a default of this Lease, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) if Landlord is the requesting party, not more than one (i) month’s rent has been paid in advance.

(c)	If Landlord desires to finance, refinance or sell the Office Building Project, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years’ financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

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17.	Landlord’s Liability. The term “Landlord” as used herein shall mean only the owner or owners, at the time in question, of the fee title or the leasehold interest under a ground lease of the Office Building Project. In the event of any transfer of such title or interest. Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and alter the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

18.	Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19.	Force Majeure. Any obligation of Landlord which is delayed or not performed due to an act of God, strike, riot, shortage of labor or materials, war (whether declared or undeclared), laws, governmental regulations or restrictions or any other governmental action or inaction, or any other cause of any kind whatsoever which is beyond Landlord’s reasonable control, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of the cause for delay or non-performance.

20.	Time is of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21.	Additional Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, any expenses payable by Tenant hereunder, shall be deemed to be rent.

22.	Incorporation of Prior Agreement; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Listing Broker nor the Cooperating Broker, if any, designated in Paragraph 1.13 nor Landlord or any employee or agent of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Office Building Project and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the Americans with Disabilities Act (subject to the provisions of Paragraph 1.14 and Paragraph 7.4(a) or (b), as the case may be), the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Term of this Lease.

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23.	Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail (provided that notice of exercise of any Option, as defined in Paragraph 39, must in all events be given by certified or registered mail) addressed to a party at the address beneath such party’s signature on this Lease or such other address for notice purposes as may be later specified by notice to the other party, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight (48) hours following deposit in the mail, postage prepaid, whichever first occurs. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such other party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

24.	Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent by Landlord shall not be a waiver of any preceding breach of this Lease by Tenant, other than Tenant’s failure to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

25.	Vacation or Abandonment of Premises. Tenant shall not vacate or abandon the Premises. Abandonment of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the Rent is paid.

26.	Holding Over. If Tenant or any of its successors in interest (a) hold over the Premises, or any part thereof, upon expiration or other termination of this Lease, (b) continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to this Lease or applicable law or (c) fails to leave the Premises in the condition required by this Lease at the expiration or sooner termination of this Lease, including without limitation the provisions of Paragraph 7.3 Alterations and Additions: Peaceable Surrender, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will, and in such event Tenant shall pay two hundred percent (200%) of the Base Rent immediately preceding the expiration or termination of the Lease or Tenant’s right of possession for all the time Tenant retains possession of the Leased Premises, or any part thereof, after the termination of this Lease or Tenant’s right of possession, whether by expiration of the Term or otherwise, and in addition Tenant shall pay all consequential damages, including legal fees, suffered by Landlord because of such holding over. Should Tenant hold over in any manner after expiration of this Lease, such holding over by Tenant shall be subject to all terms, covenants and conditions of this Lease which are not inconsistent with such holding over, and no such holding over by Tenant shall ever be construed as an extension of the Term without Landlord’s written consent.

27.	Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

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28.	Covenants and Conditions. Each provision of this Lease to be performed by Tenant shall be deemed both a covenant and a condition.

29.	Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30.	Subordination.

30.1	This Lease, including but not limited to any Option, as defined in Paragraph 39, shall be subordinate to any ground lease, mortgage, trust deed, or any other security interest now or hereafter affecting the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any ground lessor or the holder of any mortgage, trust deed or other security interest shall elect to have this Lease prior to its ground lease, mortgage, trust deed or other security interest, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, mortgage, trust deed or other security interest, whether this Lease is dated prior or subsequent to the date of said ground lease, mortgage, trust deed or other security interest or the date of recording thereof. Upon termination of any ground lease or foreclosure of any mortgage or other security interest, Tenant shall attorn to the ground lessor or any purchaser upon foreclosure.

30.2	Tenant agrees to execute any documents required as evidence of subordination or attornment, or to make this Lease prior to any ground lease, mortgage, trust deed or other security interest, if requested by the ground lessor or holder of the mortgage, trust deed or other security interest. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder without further notice to Tenant or, at Landlord’s option, Landlord may execute such documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents.

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31.	Attorneys’ Fees. If either party brings any lawsuit to enforce or declare rights under this Lease, the prevailing party in the action, including any appeal, shall be entitled to reasonable attorneys’ fees paid by the losing party as fixed by the court in the same or a separate proceeding, whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notice of default and consultations in connection therewith, whether or not a legal action is subsequently commenced.

32.	Landlord’s Access.

32.1	Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purposes of inspecting the same, performing any services required of Landlord, showing the same to prospective purchasers, lenders, or, during the last one hundred eighty (180) days of the Term, lessees, taking such measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Landlord may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on ‘tenant’s use of the Premises. Landlord may at any time place on or about the Premises, the Building or the Office Building Project “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the Term place on or about the Premises “For Lease” signs.

32.2	All activities of Landlord pursuant to Paragraph 32 shall be without abatement of Rent and Landlord shall not have any liability to Tenant for the same.

32.3	Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than files, vaults and safes, and in the ease of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Tenant waives any charges for damages or injuries or interference with Tenant’s property or business in connection therewith.

33.	Auctions, Other Sales and Cessation of Business. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. Tenant shall not make a bulk sale of its goods or move, or attempt to or threaten to move its goods and equipment out of the Premises (other than in the ordinary course of business) or cease to conduct business from the Premises.

34.	Signs. Tenant shall not place any sign upon the Premises or the Office Building Project without Landlord’s prior written consent, Under no circumstances shall Tenant place a sign on any roof of the Office Building Project.

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35.	Merger. The voluntary or other surrender or mutual cancellation or termination by Landlord of this Lease shall not constitute a merger, hut shall, at the option of Landlord, terminate all or any subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all subtenancies.

36.	Consents. Except for Paragraphs 7.3 (Alterations and Additions), 12 (Assignment and Subletting) 33 (Auctions, Other Sales and Cessation of Business) 34 (Signs), and 48 (Hazardous Material) as it relates to causing or permitting any Hazardous Material to be brought upon, kept or used in or about the Premises, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37.	Guarantor. In the event that there is a guarantor of this Lease, the guarantor shall have the same obligations as Tenant under this Lease.

38.	Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant’s pari to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease.

39.	Options.

39.1	Options Personal. The term “Option” as used in this Lease refers to all options of Tenant provided for in this Lease or any amendment or modification thereof, including but not limited to any option to extend, renew or expand and to any right of first refusal or first offer granted to Tenant. Each Option is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises without the intent of the realtor assigning this Lease or subletting the Premises or any portion thereof, and may not be, voluntarily or involuntarily, exercised by or assigned to any other person or entity. Without limiting the generality of the foregoing, no Option may be exercised by an assignee or subtenant of the Tenant. Options shall not be assignable separate and apart from this Lease, and may not be separated from this Lease in any manner, by reservation or otherwise.

39.2	Multiple Options. If Tenant has multiple options to extend or renew this Lease, a later option cannot be exercised unless the prior option to extend or renew has been exercised.

39.3	Effect of Default on Options.

(a)	Tenant shall have no right to exercise any Option, notwithstanding any provision in the grant of the Option to the contrary, (i) if Tenant has committed any non-curable default, or (ii) from the date Landlord gives Tenant notice of a curable default until the default is cured, or (¡it) from the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity of notice thereof to Tenant) until the obligation is paid, or (iv) if. during the twelve (12) month period prior to the dale Tenant gives Landlord notice of Tenant’s exercise of the option, Landlord has given to Tenant three (3) or more notices of default under Paragraph 13.1 (b) or (c), whether or not the defaults are cured. The period of lime within which an Option may be exercised shall not be extended by reason of Tenant’s inability to exercise an option because of the provisions of this paragraph,

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(b)	All rights of Tenant under the provisions of any Option shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option, if after such exercise (t) Tenant fails to pay a monetary obligation to Landlord within thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant fails to cure a default when required after notice given pursuant to Paragraph 13.1(c), or (iii) Landlord gives Tenant three (3) or more notices of default under Paragraph 13.1(c), whether or not the defaults are cured, or (iv) Tenant commits any non-curable default.

40.	Security Measures-Landlord’s Reservations.

40.1	Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Tenant assumes all responsibility for the protection of Tenant and its agents and invitees and the property of Tenant and its agents and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s wile option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Paragraph 4.2(b).

40.2	Landlord shall have the following rights:

(a)	To change the name, address or title of the Office Building Project or the Building upon not less than ninety (90) days prior written notice;

(b)	To. at Tenant’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Landlord shall reasonably deem appropriate;

(c)	To grant to any lessee of the Office Building Project the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein: and

(d)	To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof and exterior of the Office Building Project or on pole signs in the Common Areas.

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40.3	Tenant shall not:

(a)	Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Tenant’s business; or

(b)	Suffer or permit anyone, except in emergency, to go upon the roof of the Building,

41.	Easements.

41.1	Landlord reserves the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Office Building Project as Landlord may deem necessary or desirable, so long as such easements, rights, dedications, restrictions and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a default of this Lease by Tenant without the need for further notice to Tenant.

41.2	The obstruction of Tenant’s view, air, or light by any structure erected m the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

42.	Performance. If at any lime a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any pan thereof, said party shall he entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43.	Authority. If Tenant is a corporation, trust, limited liability company or general or limited partnership. Tenant, and each individual executing this ¡.ease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity and shall, at or prior to the execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord. If Tenant is a corporation, trust, limited liability company or general or limited partnership, Tenant represents and warrants that Tenant is qualified to do business in the State of Kansas, and at or prior to the execution of this Lease, Tenant shall deliver to Landlord a subsistence certificate or certificate of foreign qualification as evidence thereof.

44.	Conflict. Any conflict between the printed provisions. Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45.	No Offer. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to Tenant to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties.

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46.	Lender Modification. Tenant agrees to make such reasonable modifications to this Lease as may be reasonably required by a lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

47.	Multiple Parties. If more than one person or entity is named as either Landlord or Tenant herein, except as otherwise expressly provided herein, the obligations of Landlord or Tenant herein shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant, respectively.

48.	Hazardous Material. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. For the purpose of this Lease, “Hazardous Material” shall include oil. Flammable explosives, asbestos, urea lo mi aldehyde, radioactive materials nr waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” as such terms are defined in the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, and in any other law. ordinance, rule, regulation or order promulgated by the federal or state government, or any other governmental entity having jurisdiction over the Office Building Project or the parties to Ibis Lease, If Tenant breaches the obligations set forth in this paragraph, or if the presence of Hazardous Material in the Premises or at the Office Building Project caused or permitted by Tenant (whether or not Landlord has given its consent to the presence of such Hazardous Material in the Premises) results in contamination of the Premises or any other part of the Office Building Project, or if contamination of the Office Building Project by Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, assessments, costs, liabilities or losses, including, without limitation, diminution in value of the Office Building Project, damages for the loss or restriction on use of rentable or useable space or floor area in or of any amenity of the Office Building Project, damages arising from any adverse impact on leasing space in the Office Building Project, sums paid in settlement of claims, and any attorneys’ fees, consultant fees and expert fees which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant or its agents, employees, contractors or invitees, results in any contamination of the Office Building Project, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Office Building Project to the condition existing prior to the introduction of any such Hazardous Material; provided that landlord’s approval, and that of any ground lessor or mortgagee of landlord, of such actions shall lirst be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effects on the Office Building Project. Tenant shall promptly notify Landlord of any such contamination.

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49.	Attachments. Attached hereto are the following documents which constitute a part of this Lease.

EXHIBIT A: Floor Plan.

EXHIBIT B: Rules And Regulations.

EXHIBIT C: Work Letter (if applicable).

EXHIBIT D: General Cleaning Specifications.

EXHIBIT E: Disclosure and Waiver Relating to Confession of Judgment and Execution Proceedings.

EXHIBIT F: Form of Tenant Estoppel Certificate.

EXHIBIT G: Mold and Mildew Addendum.

EXHIBIT H: Listing of Existing Furniture.

50.	Liability of Landlord. The liability of Landlord and all officers, directors, shareholders, partners, members and employees of landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building in which the Premises are located, and neither Landlord nor any officer, director, shareholder, partner, member or employee of Landlord shall be personally liable for any deficiency.

51.	Litigation; Consent to Jurisdiction; Waiver of Jury Trial. As an independent covenant, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim or injury or damage and any emergency statutory remedy or any other statutory remedy.

52.	Option to Cancel.

52.1	Exercise of Option. Notwithstanding any other provision of this Lease to the contrary, and provided that Tenant is not and has not been in default of any of the terms and conditions of this Lease, and further provided that Tenant has not leased any additional space from Landlord, sublet any portion of the Premises or assigned any of Tenant’s rights under this Lease, Tenant shall have the option to terminate this Lease (the “Option to Cancel”), effective as of the last day of any calendar month beginning with the eighteenth (I8lh) calendar month to commence after the Commencement Date and ending with the twenty-fourth (24lh) month to commence after the Commencement Date, as though such date was the designated termination date hereunder. The Option to Cancel may be exercised by Tenant only by giving landlord at least six (6) months’ (less one (1) day) prior written notice of its election to terminate on or before the first day of the thirteenth (13lh) month to commence after the Commencement Date and ending with first day of the nineteenth (19th) month to commence after the Commencement Date. Failure of Tenant to give notice of its election to terminate this Lease in the manner and timeframe designated herein shall render the Option to Cancel null and void, and in such event, this Lease shall continue in full force and effect for the balance of the term as otherwise provided herein.

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52.2	Effect of Exercise. If Tenant exercises the Option to Cancel at a time prior to the Lease having been modified in a writing signed by both Landlord and Tenant which modifies the size of the Premises, extends the Lease Term, provides for Landlord to make additional improvements to the Premises, provides the Tenant with additional allowances or free rent or obligates the Landlord to pay additional broker or finder compensation, then in order to exercise the Option to Cancel contemporaneously with delivery of the notice of exercise of the Option to Cancel Tenant shall pay to Landlord a cancellation fee equal to the following amount for the respective effective date of such cancellation: (a) Nineteen Thousand Seven Hundred Fifty Four AND 50/100 DOLLARS ($19,754.50) if the cancellation is effective as of the last day of the eighteenth (I8lh) calendar month to commence after the Commencement Date; (b) Eighteen Thousand Eight Hundred Seventy Four AND 99/100 DOLLARS ($18,874.99) if the cancellation is effective as of the last day of the nineteenth (19,h) calendar month to commence after the Commencement Date; (c) Seventeen Thousand Nine Hundred Eighty-Nine AND 62/100 DOLLARS ($17,989.62) if the cancellation is effective as of the last day of the twentieth (20th) calendar month to commence after the Commencement Date; (d) Seventeen Thousand Ninety Eight AND 35/100 DOLLARS ($17,098.35) if the cancellation is effective as of the last day of the twenty-first (21”) calendar month to commence after the Commencement Date; (e) Sixteen Thousand Two Hundred One AND 14/100 DOLLARS ($16,201.14) if the cancellation is effective as of the last day of the twenty-second (22nd) calendar month to commence after the Commencement Date; (f) Fifteen Thousand Two Hundred Ninety Seven AND 95/100 DOLLARS ($15,297.95) if the cancellation is effective as of the last day of the twenty third (23rd) calendar month to commence after the Commencement Date; and (g) Fourteen Thousand Three Hundred Eighty Eight AND 73/100 DOLLARS ($14,388.73) if the cancellation is effective as of the last day of the twenty fourth (24lh) calendar month to commence after the Commencement Date. If, however, Tenant exercises the Option to Cancel after the Lease has been modified in a writing signed by both Landlord and Tenant which modifies the size of the Premises, extends the Lease Term, provides for Landlord to make additional improvements to the Premises, provides the Tenant with additional allowances or free rent or obligates the Landlord to pay additional broker or finder compensation, then Tenant shall pay to Landlord within thirty (30) days after being billed by Landlord the then unamortized costs incurred by Landlord in connection with this Lease and any modification thereof [including without limitation the then unamortized sum of any expenditures by Landlord made in constructing improvements in the Premises and any other expenses of the Landlord incurred for any other improvements constructed pursuant to any modification of the Lease, all architectural fees incurred by Landlord with respect to this Lease and any modification of this Lease and the Premises, any leasing commissions actually paid by Landlord in connection with the execution of this Lease and any modification of this Lease, Landlord’s attorneys’ fees incurred and paid in connection with the drafting and negotiation of this Lease and any discounted or free rent provided in this Lease and any modification of this Lease, the sum of which is amortized at the rate of eight percent (8%) per annum over the first thirty-nine (39) months to commence after the Commencement Date. If Tenant gives notice to Landlord of Tenant’s exercise of the Option to Cancel, as set forth in Paragraph 52.1, then (a) such notice shall forthwith terminate all of Tenant’s option rights, if any, set forth under any other provisions of this Lease, and Landlord shall have no further obligations thereunder; (b) such notice shall terminate all of Tenant’s rights in the Premises as of the effective date set forth in Paragraph 52.1 for such termination; and (c) Tenant shall surrender possession of the Premises and the Existing Furniture (as defined in Paragraph 53. Certain Furniture.) to Landlord on or before the effective date of such termination in the condition provided for in Paragraph 7.2. If Tenant fails to pay the cancellation fee specified in this paragraph when specified, then any purported exercise of the Option to Cancel will, at the option of the Landlord, be null and void.

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53.	Certain Furniture. On the Commencement Date Landlord will deliver to Tenant to use during the Term of the Lease certain furniture and equipment located in the Premises in its AS-IS condition, a listing of which is attached hereto as Exhibit H (the “Existing Furniture”). Tenant may use the Existing Furniture during the Term of the Lease in the Premises in connection with a use of the Premises permitted hereunder. Tenant shall maintain and repair the Existing Furniture during the Term and return the same to Landlord at the end of the Term in condition equal to the AS-IS condition of the Existing Furniture on the Commencement Date, ordinary and reasonable wear excepted and, free and clear of any liens or encumbrances.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH PROVISION IN IT AND BY EXECUTING IT, SHOW THEIR INFORMED AND VOLUNTARY CONSENT. THE PARTIES AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, ITS TERMS ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE IN TENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO I IIL PREMISES.

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This Lease has been prepared for submission to your attorney for approval; no representation or recommendation is made as to the legal sufficiency, legal effect, or tax consequences parties shall rely solely upon the advice of their own legal counsel this Lease or the transaction relating thereto; the parties shall rely solely upon the advice of their own legal counsel as to the legal and tax consequences of this issue.

LANDLORD
ATTEST: By: /s/ Illegible
Witness	UCM/SREP-Corporate Woods, LLC, a Delaware limited liability company

	By:	/s/ Stephen Lewis
Stephen Lewis, Authorized Person

Addresses for Landlord Notices:

UCM/SREP-Corporate Woods, LLC
Stotlz Management of Delaware, Inc.

725 Conshohocken State Road

Baia Cynwyd, PA 19004

Attention: General Counsel

With a copy directed to:

UCM/SREP-Corporate Woods, LLC

Stoltz Management of Delaware, Inc.

8717 West 110th Street, Suite 240

Overland Park, KS 66210

Attention: General Manager

WITNESSED: /s/ Brian A. Wilson	TENANT:
By: Brian A. Wilson
Title: Office Manager	PARNELL, INC., a Delaware corporation

	By:	/s/ Robert Joseph
	Name:	Robert Joseph
	Title:	CEO

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Exhibit A-1

EXHIBIT B-
RULES AND REGULATIONS FOR
STANDARD OFFICE LEASE
GENERAL RULES

1.          Tenant shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.          Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

3.          Tenant shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project.

4.          Exclusive of guide dogs accompanying disabled persons. Tenant shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.          Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.          Tenant shall not alter any lock or install new or additional locks or bolts.

7.          Tenant shall be responsible for the inappropriate use of any toilet rooms or fixtures therein, plumbing or other utilities. No foreign substances of any kind are to be inserted therein. Waste and excessive or unusual use of water shall not be allowed.

8.          Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the walls, ceilings, partitions, floors, wood, stone, iron work or other surfaces in the Premises, Building or Office Building Project.

9.          Tenant shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or lloor loading in any part of the Office Building Project.

10.        Landlord’s approval of the weight, size and location of all safes, other heavy equipment or other significant freight to be brought into the Building or the Teased Premises must be obtained prior to the same being brought into the Building. All furniture, equipment, significant freight and other property (including, but not limited to safes and other heavy equipment) shall be moved into, within and out of the Building or the Leased Premises only during such time or times, using such techniques, using such elevators, at such entrances and subject to such other reasonable limitations as may be designated by Landlord. Landlord shall not be responsible for any loss or damage to any of Tenant’s properly from any cause, but all damage caused to the Building or the Office Building Project in the moving or maintaining of any such property shall be repaired at the expense of Tenant.

Exhibit B-1

11.          Tenant shall not employ any service or contractor for services (including without limitation janitorial services) or work to be performed in the Building, except as approved by Landlord.

12.          Landlord reserves the right to close and lock the Building on Saturdays. Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M. of the following day. If Tenant uses the Premises during such periods, Tenant shall be responsible for securely locking any doors it may have opened for entry.

13.          Tenant shall return all keys and access cards at the termination of its tenancy and shall be responsible for the cost of replacing any keys or access cards that are lost.

14.          No window coverings, shades or awnings shall be installed or used by Tenant. Tenant shall at all times maintain that portion of the Premises which is visible from outside the Premises in a neat and uncluttered condition and shall not place any items, other than plants on any window sill.

15.          Neither Tenant or any employee or invitee of Tenant shall go upon the roof of the Building.

16.          Tenant shall not suffer or permit its employees or invitees to smoke or carry lighted cigars, cigarettes or pipes in areas reasonably designated by Landlord or by applicable governmental agencies as non¬smoking areas, whether inside of the Building, by certain entrances to the Building or surrounding exterior areas of the Building. All smoking residue shall be placed only in receptacles for such residue provided by Landlord.

17.          Tenant shall not use any method of heating or air conditioning other than as provided by Landlord. Tenant shall not regulate, adjust or interfere with any healing or air conditioning apparatus. All regulating and adjusting of such apparatus shall be done by Landlord.

18.          Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord’s written consent.

19.          The Premises shall not be used for lodging or manufacturing, commercial cooking or food preparation.

20.          Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agcncy.

21.          Tenant and Tenant’s invitees shall not loiter in the entrance or corridors, nor in any way obstruct any sidewalks, entry passages, lobbies, halls, stairways or elevators, and shall use the same only for their intended purposes as passageways and means of passage to and from their respective o (Tices,

22.          Tenant shall not connect or permit the connection of any apparatus, machinery or device with electric wires to water pipes or air conditioning ducts without the prior wrilten consent of Landlord.

Exhibit B-2

23.          All wiring of every kind and type shall be introduced and connected only as directed by Landlord, and no boring or cutting for any wires shall be allowed except with the prior consent of Landlord. All communications equipment, including, but not limited to telephones, telephone call boxes, other communications equipment, all cabling and other related equipment, shall be installed and located only in such places and in such manner as is approved by Landlord.

24.          Neither Tenant nor Tenant’s invitees shall throw substances of any kind out of windows or doors, or in passageways, elevators or public areas of the Building or public areas within The Office Building Project.

25.          At any lime the Building of which the Premises is a part is in the charge of a watchman, any person entering or leaving such Building may be questioned as to such person’s business in the Building, may be required to provide proper identification to such watchman, and to sign an entry register, and any person not satisfying the watchman of such person’s right to be in such Building may be removed therefrom, and Landlord shall have no liability to Tenant or Tenant’s invitees if such watchman improperly admits or denies any person access to the Building or the Premises.

26.          Sidewalks and pedestrian plazas are provided for ingress to and egress from parking areas and buildings and between buildings and Tenant and Tenanl’s invitees are required to use them at all times for ingress and egress and shall not damage the grass or any plant or any landscaped areas or beds.

27.          No roller skates, rollerblades, ice skates or other similar devices shall he used in any Building within The Office Building Project. No bicycles, skateboards, scooters or other similar devices shall be allowed inside any Building within The Office Building Project. Use of all such devices outside the Buildings must comply with all applicable Laws and ordinances.

28.          Landlord reserves the right to waive any one of these rules or regulations, and/or as to any particular lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Tenant.

29.          Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

30.          Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Tenant agrees to abide by such rules and regulations as well as these rules and regulations.

Exhibit B-3

PARKING RULES

1.          Parking areas shall be used only for parking vehicles no longer than full size passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2.          Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3.          Parking stickers or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

4.          Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5.          Landlord reserves the right to relocate all or a part of parking spaces and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6.          Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7.          Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8.          Validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable to visitor parking.

9.          The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10.        Tenant shall be responsible for seeing that all its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11.        Except with the Landlord’s prior consent, Tenant shall not park nor permit any of its agents, servants, employees or invitees to park any vehicles in any parking lot with the Office Building Project overnight, unless the owner of such car is then within the Building. Should a motor vehicle be parked without Landlord’s consent by Tenant or by any of Tenant’s agents, servants, employees or invitees other than in such designated parking areas, or overnight, or if Tenant or its agents, servants, employees or invitees otherwise fail to be in compliance with all applicable rules and regulations, Landlord may remove or cause the removal of such vehicle from the Office Building Project or to other locations within the Office Building Project at the cost of the owner thereof, and Landlord shall not be liable to Tenant or any of Tenant’s agents, servants, employees or invitees or any other person for any loss or damage which may result therefrom.

Exhibit B-4

12.          Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

13.          Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

Exhibit B-5

EXHIBIT C —

WORK LETTER TO STANDARD OFFICE LEASE

A.          Tenant agrees to accept the Premises in its “AS-1S” condition as of the Commencement Date except that at Landlord’s sole expense Landlord will re-key the Premises and provide Building-standard tenant signage at the entry to the Premises and in the Building directory in the first (1st) floor lobby of the Building at no additional cost to Tenant.

B.          Landlord and Tenant recognize that Tenant may request changes, alterations or improvements to the Premises from time to time but that Tenant may only make changes, alterations or improvements if Landlord approves of any such changes, alterations or improvements In accordance with the provisions of this Lease, which approval may specify the process for making any such changes, alterations or improvements, who will construct them and the process and deadline by which Tenant must pay for the same.

The undersigned Tenant hereby agrees to the foregoing terms and conditions as of the date below.

TENANT:

PARNELL, INC., a Delaware corporation

By:	/s/ Robert Joseph
Name:	Robert Joseph
Title:	CEO
Date of
Execution:	2/27/2013

Exhibit C-1

EXHIBIT D-
GENERAL CLEANING SPECIFICATIONS
TENANT SPACES

A.	Daily

Monday through Friday except legal holidays.

1.	Empty waste baskets.

2.	Dust unobstructed furniture tops, file cabinets and reachable horizontal surfaces.

3.	Vacuum carpet in office suite.

4.	Mop non-carpeted floors.

5.	Clean glass partitions and doors.

B.	Weekly

1.	Thorough dusting of unobstructed surfaces.

C.	Quarterly

1.	Dust baseboards, ledges, moldings.

D.	As Necessary

1.	Stripping and machine scrubbing.

2.	Waxing and bulling.

3.	Carpet spotting.

Exhibit D-1

EXHIBIT E-
DISCLOSURE AND WAIVER RELATING TO
CONFESSION OF JUDGMENT AND EXECUTION PROCEEDINGS

Tenant:	PARNELL, INC., a Delaware corporation

Landlord:	UCM/SREP-Corporate Woods, LLC

Premises:	Approximately 3,427 net rentable square feet known as Suite 1170

Address:	40 Corporate Woods, Suite 1170, 9401 Indian Creek Parkway, Overland Park, KS 66210

Lease:	Lease dated March 6, 2013 between Landlord and Tenant for the Premises

Tenant is executing the above referenced Lease on the date set forth below.

A.          TENANT ACKNOWLEDGES AND UNDERSTANDS THAT THE LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT. BEING FULLY AWARE OF TENANT’S RIGHT TO PRIOR NOTICE AND A HEARING IN CONNECTION WITH THE JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST TENANT BY LANDLORD THEREUNDER BEFORE JUDGMENT IS ENTERED, T ENANT HEREBY VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ALL SUCH RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD’S ENTERING JUDGMENT AGAINST IT BY CONFESSION PURSUANT TO THE TERMS THEREOF.

B.          TENANT ALSO ACKNOWLEDGES AND UNDERSTANDS THAT THE LEASE AND APPLICABLE PENNSYLVANIA LAWS PERMIT AND AUTHORIZE LANDLORD. AFT’ER ENTRY OF JUDGMENT BY CONFESSION AND WITHOUT” EITHER NOT ICE OR A HEARING, TO FORECLOSE UPON. ATT ACH. LEVY, T AKE: POSSESSION OF OR OTHERWISE SEIZE AND SELL PROPERTY OF TENANT IN FULL OR PARTIAL SATISFACTION OF THE JUDGMENT. BEING FULLY AWARE OF TENANT’S DUE PROCESS RIGHTS TO PRE-DEPRIVATION NOTICE AND AN OPPORTUNITY FOR A HEARING, TENANT HEREBY (1) VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ALL PRE-DEPRIVATION NOTICE AND HEARING RIGHTS RELATIVE TO ANY PROCEEDINGS BY LANDLORD TO EXECUTE ON ANY JUDGMENT ENTERED BY CONFESSION UNDER THE LEASE AND (2) EXPRESSLY AGREES AND CONSENTS TO LANDLORD’S TAKING ALL SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW WIT HOUT SUCH PRE-DEPRIVAT ION NOTICE TO TENANT AND WITHOUT AN OPPORTUNITY FOR A HEARING.

C.          TENANT HEREBY REPRESENTS, WARRANTS AND CERTIFIES TO LANDLORD THAT- (i) IENANT IS REPRESENTED BY COUNSEL OR HAD THE ABILITY TO HAVE COUNSEL PRESENT AND AGREES TO AND UNDERSTANDS THE ABOVE TERMS EXPLICITI Y; (2) TENANT’S ANNUAI INCOME EXCEEDS $10,000; AND (3) TENANT HAS RECEIVED A COPY OF THIS DISCLOSURE AND WAIVER AT THE TIME OF EXECUTION.

Exhibit E-1

TENANT:

PARNELL, INC., a Delaware corporation

By: /s/ Robert Joseph
Name: Robert Joseph
Title: CEO
Date of Execution: 2/27/13

Exhibit E-2

EXHIBIT F-
FORM OF TENANT ESTOPPEL CERTIFICATE

TO:          Lender, including: Midland Loan Services, Inc., Master Servicer for _________________________

THIS IS TO CERTIFY THAT:

1.          The undersigned is lessee (“Tenant”) under that certain lease dated ___________________ (“Lease”) by and ________________ between ______________, as landlord (“Landlord”) and ___________________, as tenant (“Tenant”), covering those certain premises (“Premises’”) in ____________________ (the “Property”).

2.          The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect. The Lease is not in default and is valid and in full force and effect on the date of this document. The Lease is the only lease or agreement between the Tenant and the Landlord affecting or relating to the Premises. The Lease represents the entire agreement between the Landlord and the Tenant with respect to the Premises, except for ___________________________.

3.          The Tenant is not entitled to, and has made no agreement(s) with the Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or olTset or deduction in rent, or any other type of rental concession, including, without limitation, lease support payments or lease buy-outs, except as expressly set forth in the Lease.

4.          The commencement date of the Lease term shall begin _______________. The termination date of the present term of the Lease, excluding unexercised renewals, is _______________.

5.          The Tenant has deposited the first month’s rent upon Lease execution. No rent has been paid more than one (i) month in advance of its due date. Tenant has made a security deposit of $_______________.

6.          No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease. The Tenant has no existing defenses or offsets against the enforcement of this Lease by the Landlord.

7.          The Lease provides for a tenant improvement allowance in the total amount of_______________. As of this date, all conditions under this Lease to be performed by the Landlord have/have not been satisfied.

8.          The Lease contains, and the Tenant has no outstanding options or rights of first refusal to purchase the Premises or any part of Premises or any part of the real property of which the Premises are a part.

9.          No actions, whether voluntary or otherwise, are pending against the Tenant or any general partner of the Tenant under the bankruptcy laws of the United States or any state.

Exhibit F-1

10.          The Tenant has not sublet the Premises to any sublessee and has not assigned any of its rights under the Lease, except as indicated below (if none, state “none”). No one except the Tenant and its employees occupies the Premises.

11.          The address for notices to be sent to the Tenant is as set forth in the I .ease.

12.          To the best of Tenant’s knowledge, the use. maintenance or operation of the Premises complies with, and will at all times comply with, all applicable federal, slate, county, or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental Laws).

13.          To the best of Tenant’s knowledge, the Premises have not been used during its occupancy and the Tenant does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste in violation of Federal, State or Local laws or regulations.

14.          Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained in this certificate and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Premises, nor is Tenant aware of a basis for any such proceedings.

15.          The Tenant acknowledges that all the interest of the Landlord in and to the Lease is being duly assigned to Lender, and that pursuant to the lease terms, all rent payments under the Lease shall continue to be paid to the Landlord in accordance with the terms of the Lease unless and until the Tenant is notified otherwise in writing by Lender or its successors or assigns.

It is particularly noted that:

(a)	Under the provisions of this assignment, the Lease cannot be terminated (either directly or by exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability under the Lease, without the prior written consent of Lender, or its successors or assigns, and without such consent, no rent may be collected or accepted more than one (1) month in advance.

(b)	The interest of the Landlord in the Lease has been assigned to Lender for the purposes specified in the assignment. Lender, or its successors or assigns, assumes no duty, liability or obligation whatever under the Lease or any extension or renewal of the Lease,

(c)	Any notices sent to Lender should be personally delivered, or sent by registered mail or by national recognized courier service to:

Exhibit F-2

Midland Loan Services, Inc.
10851 Mastín, Suite 300
Overland Park, Kansas 66210
Attention: Asset Manager, _____________________-

16.          Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the lease or to claim a partial or total eviction (“a Landlord Default”). In the event of a Landlord Default, the Tenant shall not exercise any rights available to it until it has given written notice of such Landlord Default to Lender; and Lender has failed within (30) days after Lender receives such notice, to cure or remedy the Landlord Default. However, in any event, Lender’s time to cure such default pursuant to the terms of the Lease shall not be less than the time allowed for landlord to cure such default. Lender shall have no obligation under this paragraph to remedy any Landlord Default.

17.           This certification is made to induce Lender to make certain fundings, knowing that Lender relies upon the truth of this certification in disbursing said funds.

18.          The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Tenant. Dated this _____________day of ____________, 20_.

TENANT:

PARNELL, INC., a Delaware corporation

By: ______________________________
Name: ____________________________
Title: _____________________________
Date of Execution: ______________, 20__

The undersigned hereby certifies that the certifications set forth above are true as of the execution date.

LANDLORD:
UCM/SREP-CORPORATE WOODS, LLC,
a Delaware limited liability company

ATTEST: __________________________	By: ________________________________
By: ______________________________	Name: Stephen Lewis
(Assistant) Secretary	Title: Authorized person
Date of Execution: ______________, 20__

Exhibit F-3

EXHIBIT G-
MOLD AND MILDEW ADDENDUM

This Mold and Mildew Addendum (“Addendum”) dated 6 day of March 2013, is hereby incorporated by reference into the Standard Office Lease of even dale herewith (the “Lease”) by and between UCM/SREP-CORPORATE WOODS, LLC, a Delaware limited liability company (“Landlord”), and PARNELL, INC,, a Delaware corporation (Tenant”), lor 40 Corporate Woods, Suite 1170, 9401 Indian Creek Parkway, Overland Park, KS 66210 (the “Premises”), and is made a part thereof as if fully set forth therein.

PURPOSE of ADDENDUM

It is the goal of this Addendum to provide sufficient information, and instructions to enable the parties to protect the quality of the environment of the Premises from the affect of mold and mildew in its various forms. It is also the goal of this Addendum to clearly set forth the responsibilities of each of the parties to the I.ease.

INFORMATION OM MOLD

Mold is found everywhere in the environment, both indoors and outdoors. In fact, mold is u significant portion of the earth’s bio-mass. Without mold, dead organic material would rapidly accumulate in the environment. If that were to occur, life as we know it would be impossible to sustain. Therefore, mold is both naiural and an esseniial part of the earth’s biology,

Mold is especially effective in digesting cellulose materials such as wood, leaves, grass, dry wall, paper and dust. Part of whal mold does is to break these complex materials down into simpler substances that can be easily recycled back into the eco-system.

Once mold has completed the process of eating, by breaking down the complex materials into digestible substances, its next purpose is to reproduce. As part of the reproductive cycle, mold produces tiny airborne reproduciives that are called “spores”. Mold spores are liierally everywhere in our environment. They are found in Ihe air throughout the year. 1’he number of spores in Ihe environment swell in the warm humid months of summer, ll is physically impossible lo remove mold spores from the air without special filtration equipment.

Experts are not in agreement as to the cause, bul it appears thai more people are now developing sensitivities to airborne pollens, mold spores, dust and animal dander than has historically been seen. Some people are affected by mold spores in relatively henign ways such as watery eyes or a runny nose. Other people can become seriously ill from exposure to mold, its spores and/or toxins. Mold is unlike other environmentally dangerous substances such as lead thai can be objectively measured lo determine dangerous levels. Mold’s impact varies tremendously from person to person. If you listen lo the daily weather reports, mold and pollens are often noted, as measured by so many parts per volume of air. I he higher the number of mold spores, the greater the number of people that may be affected.

Exhibit G-1

Why is mold such a complex health issue when it is a naturally occurring life form which is lound almost everywhere? Mold produces nol only spores bul ¡l also produces by-products which are generically described as “toxins”. Each form of mold competes for food and survival with other life forms such as bacteria and other molds. In an effort to defend itself from its enemies, mold produces toxins thai kill bacteria and other forms of mold. We are all familiar with penicillin, a mold loxin. and its ability to kill bacteria. Unfortunately, mold toxins can cause medical problems, even death for those people sensitive to mold hy-products.

Mold must eat to survive. We now know that various forms of mold can digest dry wall, paper, hair, dust and soap scum. Just about anything organic in your Premises can be directed by mold. Two critical factors must be present for mold lo grow. The most important factor other lhan food to the growth of mold is water, Withoul water, either in the form of liquid or humidity in the air, most cannot live and grow. Mold growth rate when food and water are abundant increases when the ambient temperature rises. I lot and humid weather is Ideal for mold growth.

We now know something about “molds” life processes and its functions in the environment. We also know that mold must have food, water and warm temperatures to survive. With this knowledge we can take the necessary steps to keep mold where it belongs; outside your Premises!

EFFECTIVELY PREVENTING MOLD

The most effective way to prevent mold is to focus on what it needs to survive and thrive. Water is the most important factor for mold growth inside buildings. If you can effectively remove sources of water then mold growth will be prevented. As a Tenant, you must be especially alert and on guard whenever there is a water leak. Plumbing leaks, roof leaks, foundation leaks or any other source of water that penetrates into the Premises MUST be reported, in writing, to Landlord. You are obligated to report, in writing, as soon as practical, any defective condition or material presence of mold in the Premises that comes to your attention and that you believe is the duty of Landlord to repair. Failure to make such a report in writing is a breach of the Lease and this Addendum. A prompt report in writing will give landlord the opportunity to repair the water penetration promptly and thereby prevent the growth of moid.

Humidity is another source of water. Moid will live oft’the humidity in the air when tt condenses on any cold surface. When the humidity level in the air reaches 60% and temperatures are above 80 degrees Fahrenheit, mold activity will increase. At relative humidity of 90% and temperatures about 90 degrees Fahrenheit mold growth and resulting reproduction will dramatically increase.

It is also important that you keep your Premises clean to deny mold potential food sources. It is your responsibility to remove standing water whenever you see it standing on windowsills, frames or walls. You must remove the water and make sure thai you let things properly dry out.

If you become aware of any excessive mold growth, especially on walls and ceilings, you must immediately notify Landlord in writing so that it can examine the growth, determine the cause of the growth and effect proper repairs. Again, Tenant is required by this Addendum and the Lease to give Landlord this notice as soon as is practical.

Exhibit G-2

ACKNOWLEDGEMENT

Tenant acknowledges by signing this Addendum thai they have read and understand this Addendum. Tenant acknowledges lhat it is necessary to make use of appropriate climate controls to keep humidity below 60%. Tenant further acknowledges that they have a duty to keep the Premises clean and take measures to retard and prevent mold from accumulating in the Premises. Tenant agrees to remove visible moisture accumulations on windows, wails and other surfaces. Tenant agrees not to hiock or cover any heating ventilation or air conditioning ducts in the Premises and to take measures to retard and prevent mold from accumulating in and on the surfaces of the Premises. Tenant also agrees to immediately report to Landlord (i) any evidence of a water leak or excessive moisture in the Premises; (ii) any evidence of mold or mildew-like growth that cannot be removed by simply applying a common household cleaner and wiping the area; (iii) any failure or malfunction in the heating, ventilation or air-conditioning system in the Premises; and <iv) any inoperable doors or windows. Tenant further agrees that Tenant shall be responsible for damage to the Premises as well as injury to employees and occupants resulting from Tenant’s failure to comply with the terms of this Addendum.

A defaull under the terms of this Addendum shall be deemed a material default under the lerms of the Lease, and Landlord shall be entitled to exercise all rights and remedies at law. Except as specifically slated herein, all other terms and conditions of the Lease shall remain unchanged. In the event of any conflict between the terms of this Addendum and the terms of the Lease, the terms of the Addendum shall control. Any term that is capitalized but not defined in this Addendum that is capitalized and defined In the Lease shall have the same meaning for purposes of this Addendum as it has for the purposes of the Lease.

TENANT:

PARNELL, INC., a Delaware corporation

By: /s/ Robert Joseph
Name: Robert Joseph
Title: CEO
Date of Execution: 2/27/13

Exhibit G-3

EXHIBIT H -
LISTING OK EXISTING FURNITURE

Cuisinart Coffeemaker - (1)
Delonghi Espresso machine - (1)
Black GE refrigerator - (1)
Microwave - (1)

Misc. dishes/wine glasses/coffee carafes

Black leather loveseat - (2)

Brown leather chairs - (2)

Gray leather chairs - (2)

Glass coffee table - (2)

Misc. art work/wall hangings - (8)

Red leather chairs -(10)

Conference room table - (2)

Black leather office chair - (3)

Wood desk (4)

Black side chairs - (10)

Bookshelves - (5)

Work tables - (5)

2 drawer lateral lile cabinet - (2)

2 drawer tile cabinet (small) - (2)

Glass desk - (2)

Small glass side tables - (4)

Red leather chairs (different from the conference room ones) - (4)

Polycom Phone System - (1)

Xerox - Phaser 3300 Ml P printer - (1)

Xerox-Phaser 7700 - (1)

Epson printers - (1)

Exhibit H-1